EXHIBIT 10.28

                     1994 TRANSACTION - EXTENSION AGREEMENT


      This 1994 Transaction - Extension Agreement, dated as of January 18, 2000 (the "Agreement"), is entered into by and among the shareholders of CRC Holdings, Inc. ("CRC") identified on Schedule A attached hereto (each a "Shareholder" and, collectively, the "Shareholders"), and Carnival Corporation, a Panamanian corporation ("CCL").

      WHEREAS, each Shareholder owns, beneficially and of record, the number of shares of common stock, par value $.005 per share ("CRC Common Stock"), of CRC set forth opposite such Shareholder 's name on Schedule A (collectively, the "Shares"), which Shares are currently pledged to CCL to secure in part certain obligations of the Shareholders owing to CCL, as evidenced by certain promissory notes (collectively, the "CCL Notes") made by the Shareholders in favor of CCL (Schedule B attached hereto sets forth the outstanding principal amount on such Shareholder's CCL Note);

      WHEREAS, the CCL Notes were executed and delivered by the Shareholders in connection with the transactions contemplated by the Stock Purchase Agreement, dated as of November 30, 1994, as amended on June 15, 1998 and on February 17,
1999   (as  amended,  the  "Stock  Purchase  Agreement"),  among  CCL  and   the
Shareholders;

      WHEREAS, CCL has agreed to (i) terminate the CCL Notes and accept in substitution therefore, renewal promissory notes (the "Renewal Promissory Notes") in the amounts set forth on Schedule B, (ii) amend and restate those certain Security and Pledge Agreements, dated as of November 30, 1994, as amended (collectively as amended, the "Pledge Agreements"), between each Shareholder and CCL, pursuant to which the Shareholders pledged, among other things, the Shares as collateral security for the CCL Notes, (iii) extend the Shareholders' put option, as set forth in the Stock Purchase Agreement, in conformity with the term of the Renewal Promissory Notes and (iv) contribute the Renewal Promissory Notes and the Pledge Agreements to that certain Carnival Corporation Blind Trust dated of even date herewith among CCL, the Shareholders and First Union, as trustee, whereby the trustee would be obligated to enforce all of CCL's rights under the Renewal Promissory Notes and the Pledge Agreements.

       NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and agreements contained herein, the parties hereto agree as follows:

      1. Renewal Promissory Notes. CCL hereby agrees effective as of the date hereof, that the CCL Notes shall be terminated and of no further force and effect and the Shareholders shall execute Renewal Promissory Notes in the form attached hereto as Exhibit A in the amounts set forth on Schedule B hereof. At the Closing (as defined below), CCL shall tender to the Shareholders the CCL Notes so that same shall be simultaneously destroyed.

      2. Amendment of Shareholders' Put Option. Article IV of the Stock Purchase Agreement is hereby amended to extend the period of exercise of the Shareholders' put option with respect to the Shares to January ___, 2008. Additionally, notwithstanding anything to the contrary contained herein or in the Stock Purchase Agreement, the Shareholders ' put option may only be exercised provided that (i) any and all licensing and approval of the Louisiana Gaming and Control Board required by the laws, rules and regulations of the State of Louisiana pertaining to licensed gaming activities and any other applicable foreign, federal or state authorities has been obtained, and (ii) such transaction is in compliance with all applicable maritime laws (including the Jones Act).

      3. Closing. The closing (the "Closing") shall take place at the offices of CRC Holdings, Inc., 3250 Mary Street, Miami, Florida 33133, at 9:00 a.m., on the date hereof, or at such other place and time as may be mutually agreed by the parties.

       4.   Shareholders'  Representations  and  Warranties.   Each  Shareholder
severally (but not jointly) represents and warrants to CCL as follows:

         (a)  Such Shareholder has the full power, authority and legal right  to
execute   and   deliver  this  Agreement  and  to  consummate  the  transactions contemplated hereby.

         (b) This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable principles of equity, bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally.

      5. CCL Representations and Warranties. CCL represents and warrants to the Shareholders as follows:

          (a) CCL is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. CCL has the full power, authority and legal right to execute, deliver and carry out the terms and provisions of this Agreement, to consummate the transactions contemplated hereby and to perform, comply with or satisfy all of the agreement, obligations and conditions required to be complied with or satisfied by CCL under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

          (b) This Agreement has been duly and validly authorized, executed and delivered by CCL and constitutes a valid and binding agreement of CCL, enforceable against CCL in accordance with its terms, subject to applicable principles of equity, bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally.

     6.  Miscellaneous.

          (a) All representations, warranties and covenants shall survive the Closing.

         (b) This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

          (c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without reference to the conflict of laws principles thereof; provided that the exercise of all rights and remedies by any of the parties is subject to any applicable Louisiana Gaming Control Law, and the rules and regulations promulgated thereunder.


      IN WITNESS WHEREOF, each Shareholder and CCL has executed or caused this Agreement to be executed on the date first above written.


         *
____________________
Sherwood M. Weiser


        *
____________________
Donald E. Lefton


       *
____________________
Thomas Hewitt


        *
____________________
Peter Sibley


        *
____________________
W. Peter Temling


       *
____________________
Robert Sturges

CARNIVAL CORPORATION


By:/s/ Gerald R. Cahill
Name: Gerald R. Cahill
Title: Chief Financial Officer


* Executed by Power of Attorney


By:/s/ W. Peter Temling
     W. Peter Temling



                                   Schedule A


            Name of Shareholder             Number of Shares

            Sherwood Weiser                     859,248
            Donald Lefton                       859,248
            Thomas Hewitt                       318,394
            Peter Sibley                        318,394
            Robert Sturges                      127,358
            Peter Temling                       127,358
                                   Schedule B



            Name of Shareholder      Principal Amount Outstanding

            Sherwood Weiser                         $  4,966,497
            Donald Lefton                              4,966,497
            Thomas Hewitt                              1,840,334
            Peter Sibley                               1,840,334
            Robert Sturges                               736,136
            Peter Temling                                736,136

            Total                                    $15,085,934